Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48010, 333-75502, 333-75498, 333-111223, 333-121159, 333-130385, and 333-139146) of Watson Wyatt Worldwide, Inc. of our report dated August 17, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

McLean, Virginia

August 15, 2008